EXHIBIT 8.1

                             LIST OF SUBSIDIARIES

        Subsidiary Name(1)                       Jurisdiction of Incorporation


Apex Victory Limited                                British Virgin Islands

The Cable Leasing Partnership                       Hong Kong

Cable Network Communications Limited                Hong Kong

Hong Kong Cable Enterprises Limited                 Hong Kong
(formerly Global Media In Force Limited)

Hong Kong Cable Television Limited                  Hong Kong

i-CABLE China Limited                               British Virgin Islands

i-CABLE Cineplex Limited                            Hong Kong

i-CABLE Network Limited                             Hong Kong

i-CABLE Satellite Television Limited                Hong Kong

i-CABLE Ventures Limited                            British Virgin Islands

i-CABLE WebServe Limited                            Hong Kong

Kreuger Assets Limited                              British Virgin Islands

Maspon Company Limited                              Hong Kong

Moscan Assets Limited                               British Virgin Islands

The Network Leasing Partnership                     Hong Kong

New Television and Film International Limited       Hong Kong

Rediffusion Engineering Limited                     Hong Kong

Rediffusion (Hong Kong) Limited                     Hong Kong

Rediffusion Satellite Services Limited              Hong Kong

Riddlewood Company Limited                          Hong Kong

Wisdom Global Holdings Limited                      British Virgin Islands

Guangzhou Kuan Xun Customer Services Limited        People's Republic of China
(English translation/transliteration of
Chinese name)

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(1) All subsidiaries do business under their legal name.